Exhibit 4.6

BATH COUNTY ENERGY, LLC

$300,000,000

Senior Secured Notes due 2033

Additional Senior Secured Notes

NOTE PURCHASE AGREEMENT

DATED DECEMBER 11, 2017

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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		Page

Section 21.6	Jurisdiction and Process; Waiver of Jury Trial	20

Section 21.7	Counsel	20

SCHEDULES

Schedule A	Defined Terms
Schedule B	Information Relating To Purchasers
Schedule 1	Form of Initial Notes
Schedule 2	Form of Additional Senior Notes
Schedule 3	Form of Supplement
Schedule 5.2	Disclosure Materials

Senior Secured Notes due 2033

Additional Senior Notes

December 11, 2017

TO EACH OF THE PURCHASERS LISTED IN

Schedule B Hereto:

Ladies and Gentlemen:

Bath County Energy, LLC, a Delaware limited liability company (the “Borrower”), agrees with each of the purchasers under the caption “INITIAL PURCHASERS” on the signature pages hereof (each an “Initial Purchaser” and, collectively, the “Initial Purchasers”) and each purchaser that executes and delivers a Supplement as provided in Section 1.2 (each, together with each Initial Purchaser, a “Purchaser” and, collectively with the Initial Purchasers, the “Purchasers”) as follows:

W I T N E S S E T H:

WHEREAS, the Borrower is a wholly-owned indirect subsidiary, and Bath County Energy Holdings, LLC (“Holdings”) is a wholly-owned direct subsidiary, of Aspen Generating, LLC, a Delaware limited liability company (the “Acquisition Parent Company”);

WHEREAS, pursuant to that certain Amended and Restated Equity Interest and Asset Purchase Agreement, dated as of August 30, 2017 (the “Purchase Agreement”), among Allegheny Energy Supply Company, LLC, a Delaware limited liability company (“AE Supply”), Buchanan Energy Company of Virginia, LLC, a Virginia LLC, Allegheny Generating Company, a Virginia corporation (“Allegheny” and, together with AE Supply, each a “Seller” and, collectively, the “Sellers”) and the Acquisition Parent Company, the Acquisition Parent Company has agreed to, among other things, purchase the Purchased Bath Assets (as defined in the Purchase Agreement) (the “Acquisition”);

WHEREAS, pursuant to that certain Assignment Agreement to be dated as of the date of the closing of the Acquisition between the Acquisition Parent Company and the Borrower (the “Assignment Agreement”), the Acquisition Parent Company will assign to the Borrower its right to acquire the Project from Allegheny;

WHEREAS, the Borrower is entering into the Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Credit Agreement”), with the Administrative Agent, each of the Lenders party thereto from time to time and each of the Revolving Facility Issuing Banks party thereto from time to time, which, among other things, establishes certain senior secured credit facilities, pursuant to which the Lender Parties will agree, inter alia, to provide Revolving Loans and Letters of Credit under a Revolving Facility to fund working capital expenditures and for other general corporate purposes, including to support the obligations of the Borrower under Permitted Commodity Hedge and Power Sales Agreements, the Bath Operating Agreement, and other collateral requirements of the Borrower, and to fund the Debt Service Reserve Account, and the Lenders and the Revolving Facility Issuing Banks are willing to provide such senior secured credit facilities;

WHEREAS, in order to finance a portion of the purchase price of the Acquisition and to fund certain transaction costs, fees and expenses incurred or payable by the Borrower in connection with the financings described herein, the Borrower has requested the Purchasers to purchase the Notes in the aggregate principal amount of up to $300,000,000 to be issued by the Borrower pursuant to the terms and conditions set forth in this Agreement and in the Common Terms Agreement referred to below;

WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, the Intercreditor Agent, and the Purchasers, Lenders, and Revolving Facility Issuing Banks from time to time parties thereto have entered into the Common Terms Agreement, dated as of the date hereof (the “Common Terms Agreement”), which contains certain representations, covenants and events of default for the common benefit of the Financing Parties; and

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

ARTICLE 1

AUTHORIZATION OF NOTES

Section 1.1 Authorization of Notes. The Borrower will authorize the issue and sale of $300,000,000 aggregate principal amount of its 4.58% (as adjusted pursuant to footnote 1 of Schedule 1) Senior Secured Notes due on the fifteenth anniversary of the Funding Date (as amended, restated or otherwise modified from time to time pursuant to Article 16 and including any such notes issued in substitution therefor pursuant to Article 12, the “Initial Notes”). The Initial Notes shall be substantially in the form set out in Schedule 1. In addition, the Borrower may issue and sell, subject to the terms and conditions of this Agreement, an unlimited aggregate principal amount of additional senior notes based on the form of Schedule 2 as provided in Section 1.2 (as amended, restated or otherwise modified from time to time pursuant to Article 16 and including any such notes issued in substitution therefor pursuant to Article 12, the “Additional Senior Notes,” and together with the Initial Notes, the “Notes”). The Additional Senior Notes may be issued in one or more series (the Initial Notes and each such series, a “Series” of Notes), subject to compliance with the terms and conditions of this Agreement.

Section 1.2 Supplemental Notes. Each Additional Senior Note will be issued pursuant to a supplement to this Agreement (a “Supplement”) based on the form of Schedule 3, and will be subject to the following terms and conditions:

(a) the designation of each Series of Notes shall distinguish the Notes of one Series from the Notes of all other Series;

(b) the Notes of each Series of Additional Senior Notes shall rank pari passu in right of payment with the Notes of each other Series of Notes;

(c) the issuance of the Additional Senior Notes shall constitute Permitted Refinancing Indebtedness to refinance all or any portion of Indebtedness permitted under Section 8.5 of the Common Terms Agreement;

(d) each Additional Senior Note shall be dated the date of issue, shall bear interest at such rate or rates, shall mature on such date or dates, if any, as are provided in the Supplement under which such Additional Senior Notes are issued, may be issued in such denominations, may be subject to payment of such Make-Whole Amount or premium or without premium, may contain tax indemnification provisions, and provisions for the exchange or transfer of such Additional Senior Notes and may have such additional or different conditions precedent to closing and such additional or different representations and warranties or other terms and provisions as shall be specified in such Supplement;

(e) except to the extent provided in clause (d) above or as otherwise specified in this Agreement, all of the provisions of this Agreement shall apply to the Notes, including the Additional Senior Notes; and

(f) no Additional Senior Note shall be issued to a Purchaser that is an Affiliate of the Borrower.

The Purchasers of the Initial Notes or any Additional Senior Notes are under no obligation to purchase any subsequent Additional Senior Notes.

Upon the issuance of any Additional Senior Notes, the Borrower shall, at its expense, provide, or cause to be provided, to each Holder the Supplement entered into in connection with such Notes.

Section 1.3 Definitions and Principles of Interpretation. Certain capitalized and other terms used in this Agreement are defined in Schedule A to this Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Common Terms Agreement. The rules of interpretation set forth in Section 1.2 of the Common Terms Agreement shall also apply in this Agreement as if set forth herein mutatis mutandis.

ARTICLE 2

SALE AND PURCHASE OF NOTES

Section 2.1 Initial Notes. Subject to the terms and conditions of this Agreement, the Borrower will issue and sell to each Initial Purchaser and each Initial Purchaser will purchase from the Borrower, at the NPA Funding Date provided for in Section 3.1, the Initial Notes in the principal amount specified opposite such Initial Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations, and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

ARTICLE 3

CLOSING

Section 3.1 Initial Closing. The sale and purchase of the Initial Notes to be purchased by each Purchaser shall occur at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York, at 9:00 a.m., Eastern time, at a closing (the “NPA Funding Date”) on such day as is designated by the Borrower at least three (3) Business Days prior thereto, which day shall be on or prior to October 1, 2018. At the NPA Funding Date, the Borrower will deliver to each Initial Purchaser the Initial Notes to be purchased by such Initial Purchaser in the form of a single Initial Note (or such greater number of Initial Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the NPA Funding Date and registered in such Initial Purchaser’s name (or in the name of its nominee), against delivery by such Initial Purchaser to the Borrower or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to the account specified in the Funds Flow Memorandum, for distribution, notwithstanding anything to the contrary in the Intercreditor Agreement or any other Financing Document (as defined in the Intercreditor Agreement), in accordance with the Funds Flow Memorandum. If at the NPA Funding Date, the Borrower shall fail to tender such Initial Notes to any Initial Purchaser as provided above in this Section 3.1, or any of the conditions specified in Article 4 shall not have been fulfilled to such Initial Purchaser’s satisfaction, such Initial Purchaser shall, at its election, be relieved of all further obligations under this Agreement and each other Credit Document, without thereby waiving any rights such Initial Purchaser may have by reason of any of the conditions specified in Article 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Borrower to tender such Initial Notes.

Section 3.2 Tax Forms and Withholding. At or prior to the time that it purchases a Note (including by succession or pursuant to an assignment permitted hereunder) and, so long as it remains legally eligible to do so, from time to time thereafter, each Purchaser will duly complete and deliver to the Borrower (a) in the case of a Purchaser that is not a United States person for U.S. federal income Tax purposes, two copies of any U.S. Internal Revenue Service (“IRS”) Forms W-8 or W-8BEN E as applicable (or other category of Form W-8 prescribed by law and acceptable to the Borrower in its discretion) along with any supporting statements or additional information, in each case, that are reasonably necessary to establish the extent to which the Purchaser is entitled to a reduction in the rate of any U.S. withholding Tax imposed with respect to payments on the Notes and any successor or additional form required by the IRS or reasonably requested by the Borrower in order to evidence such Purchaser’s entitlement to such reduction or (b) in the case of a Purchaser that is a United States person for U.S. federal income Tax purposes, an IRS Form W-9 or successor form establishing that the Purchaser is not subject to any U.S. withholding Tax (including backup withholding Tax) with respect to payments on the Notes and any other forms or information reasonably requested by the Borrower necessary for the Borrower to comply with its obligations under FATCA and to determine that such Purchaser has complied with its obligations under FATCA or to determine the amount (if any) to deduct and withhold from any payment to the Purchaser. For the avoidance of doubt, if the Borrower (or any applicable withholding agent) is required by applicable law to deduct or withhold any Taxes (including under FATCA) from or with respect to a Note or payments under a Note, then (a) the Borrower (or applicable withholding agent) may make such withholding or deduction and remit such Taxes to the applicable Governmental Authority, (b) the Borrower shall not be obligated to indemnify the holder or beneficial owner of such Note or pay any additional amounts with respect to such withholding or deduction and (c) such withheld amounts shall be treated as paid with respect to such Note for all purposes of this Agreement.

ARTICLE 4

CONDITIONS TO CLOSING

Section 4.1 Conditions Precedent to Signing. Each Initial Purchaser’s obligation to sign this Agreement is subject to the fulfillment to such Initial Purchaser’s satisfaction, prior to or at such signing, of each of the conditions precedent set forth in Section 5.1 of the Common Terms Agreement and the following condition (or waiver thereof by each Initial Purchaser):

(a) Ratings. Such Initial Purchaser shall have received evidence reasonably satisfactory to it that the Initial Notes will be rated at least BBB or equivalent from KBRA.

Section 4.2 Conditions Precedent to Funding Date. Each Initial Purchaser’s obligation to purchase and pay for the Initial Notes to be sold to such Initial Purchaser at the NPA Funding Date is subject to the fulfillment to such Initial Purchaser’s satisfaction, prior to or at the NPA Funding Date, of each of the conditions precedent set forth in Section 5.2 of the Common Terms Agreement and of the following conditions (or waiver thereof by each Initial Purchaser):

(a) Performance; No Default. The Borrower shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the time of the NPA Funding Date. The Borrower shall not have entered into any transaction since the date of the Memorandum that would have been prohibited by Article 9 had such Article applied since such date.

(b) Purchase Permitted by Applicable Law, Etc. On the Funding Date such Initial Purchaser’s purchase of Initial Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Initial Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Initial Purchaser to any Tax for which an indemnity is not available hereunder, penalty or liability under or pursuant to any applicable law or regulation, which applicable law or regulation was not in effect on the date hereof. If requested by such Initial Purchaser at least three (3) Business Days prior to the Funding Date, such Initial Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact relating to the Borrower as such Initial Purchaser may reasonably specify to enable such Initial Purchaser to determine whether such purchase is so permitted.

(c) Sale of Other Initial Notes. Contemporaneously with the Funding Date, the Borrower shall sell to each other Initial Purchaser and each other Initial Purchaser shall purchase the Initial Notes to be purchased by it at the NPA Funding Date as specified in Schedule B.

(d) Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Initial Notes.

(e) Changes in Corporate Structure. The Borrower shall not have changed its jurisdiction of organization, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time, following the date of the most recent financial statements referred to in Sections 5.1(c) and 5.1(f) of the Common Terms Agreement.

(f) Funding Instructions. At least three (3) Business Days prior to the date of the NPA Funding Date, each Initial Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Borrower confirming the information specified in Article 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Initial Notes is to be deposited.

(g) Notes. Each Purchaser shall have received its respective Note(s) as required pursuant to Section 3.1 above.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower represents and warrants to each Initial Purchaser as follows:

Section 5.1 Representations and Warranties made on the NPA Closing Date. The Borrower confirms the representations and warranties set forth in Section 4 of the Common Terms Agreement (other than Section 4.1, Section 4.6 and Section 4.9(b) and (c)) are hereby incorporated by reference as if fully set forth in this Agreement and are made by the Borrower as of the date of the date hereof.

Section 5.2 Representations and Warranties made on the Funding Date. The Borrower confirms the representations and warranties set forth in Section 4 of the Common Terms Agreement are hereby incorporated by reference as if fully set forth in this Agreement and are made by the Borrower as of the Funding Date. The Borrower further represents and warrants that:

(a) Disclosure. The Borrower has delivered to each Purchaser a copy of a Private Placement Memorandum, dated November 10, 2017 (the “Memorandum”), relating to the transactions contemplated hereby. This Agreement, the Memorandum, the financial statements furnished to the Purchasers pursuant to Section 5.1(c) of the Common Terms Agreement and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Borrower prior to the Funding Date in connection with the transactions contemplated hereby and identified in Schedule 5.2 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that the Base Case Model (which has been prepared using assumptions believed by the Borrower in good faith to be reasonable at the time made, with no assurances as to actual outcome which may deviate materially from such forecast and projections) projections, forecasts or other forward-looking information or information of a general industry nature shall not be considered Disclosure Documents.

(b) Private Offering by the Borrower. Neither the Borrower nor anyone acting on the Borrower’s behalf has offered the Initial Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 50 other Institutional Investors, each of which has been offered the Initial Notes at a private sale for investment. Neither the Borrower nor anyone acting on the Borrower’s behalf has taken, or will take, any action that would subject the issuance or sale of the Initial Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

ARTICLE 6

REPRESENTATIONS OF THE PURCHASERS

Section 6.1 Purchase for Investment; Status as an Accredited Investor; Investor Knowledge and Sophistication. Each Initial Purchaser severally represents that (a) it is purchasing the Initial Notes for its own account or for one or more separate accounts maintained by such Initial Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of such Initial Purchaser’s or their property shall at all times be within such Initial Purchaser’s or their control, (b) it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act), (c) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Initial Notes, (d) it and any accounts for which it is acting are each able to bear the economic risk of its investments and (e) it has received adequate information concerning the Borrower and the Initial Notes to make an informed investment decision with respect to the purchase of the Initial Notes. Each Initial Purchaser understands that the Initial Notes have not been, and will not be, registered under the Securities Act (and that the Borrower is not required to register the Initial Notes) and may be resold only (x) if registered pursuant to the provisions of the Securities Act, (y) if an exemption from registration is available or (z) if resold under circumstances where neither such registration nor such exemption is required by law, and that the Borrower is not required to register the Initial Notes.

Section 6.2 Source of Funds. Each Initial Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Initial Purchaser to pay the purchase price of the Initial Notes to be purchased by such Initial Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Initial Purchaser’s state of domicile;

(b) the Source is a separate account that is maintained solely in connection with such Initial Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account;

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Initial Purchaser to the Borrower in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund;

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Borrower that would cause the QPAM and the Borrower to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Borrower in writing pursuant to this clause (d);

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Borrower and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Borrower in writing pursuant to this clause (e);

(f) the Source is a governmental plan;

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Borrower in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 6.3 Notes Documents. By its acceptance of a Note, each Purchaser thereby agrees to the terms of the Notes, the Note Purchase Agreement, the Common Terms Agreement, the Pledge and Security Agreement and the Intercreditor Agreement and, solely to the extent applicable, agrees to be bound by the obligations of holders of Notes (or beneficial owners thereof) contained therein.

ARTICLE 7

PAYMENT OF THE NOTES

Section 7.1 Payment; Maturity.

(a) The entire unpaid principal balance of the Notes shall be due and paid at par and without payment of the Make-Whole Amount, or any premium, on the stated Maturity Date thereof. Any Additional Senior Notes shall be payable in accordance with the terms of the applicable Supplement.

(b) Each partial prepayment of the Notes (i) pursuant to Section 7.2 shall be applied to prepay the principal of the Initial Notes, and any installments of principal of any Additional Senior Notes, in order of maturity, and (ii) pursuant to Section 7.5 shall be applied to prepay the principal of the Initial Notes set forth on Schedule 7.1 that have elected to be redeemed and any installments of principal of any Additional Senior Notes that have elected to be redeemed in order of maturity.

(c) Interest on each Note shall be paid in accordance with the terms thereof.

Section 7.2 Optional Prepayments with Make-Whole Amount. The Borrower may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any one or more Series, in an amount not less than $3,500,000 or a whole multiple of $500,000 in excess thereof, or if less, the entire principal amount thereof then outstanding, at 100% of the principal amount so prepaid, together with unpaid interest accrued thereon to the date of such prepayment, and, if such prepayment occurs on or prior to the date that is one-hundred twenty (120) days prior to the Maturity Date for such Series of Notes, the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Borrower will give each holder of Notes written notice of each optional prepayment under this Section 7.2 not less than twenty (20) days and not more than sixty (60) days prior to the date fixed for such prepayment (unless the Borrower and the Required FRN Holders agree to another time period). Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 7.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by an Officer’s Certificate as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two (2) Business Days prior to such prepayment, the Borrower shall deliver to each holder of Notes an Officer’s Certificate specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 7.3 Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes of any Series pursuant to Section 7.2, the principal amount of the Notes of such Series to be prepaid shall be allocated pro rata among all the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes of such Series not theretofore called for prepayment.

Section 7.4 Maturity; Surrender, Etc. In the case of each optional prepayment of Notes of any Series pursuant to Section 7.2, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Borrower shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Borrower and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 7.5 Mandatory Offers to Prepay. The Borrower shall be required to offer to prepay the Notes as and to the extent required pursuant to Sections 3.3 and 3.4 of the Common Terms Agreement.

Section 7.6 Purchase of Notes. The Borrower will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the redemption, payment or prepayment by the Borrower of the Notes in accordance with the terms of this Agreement, the Common Terms Agreement and the Notes or (b) pursuant to a call for tenders given by the Borrower to all holders of the Notes by notice given in accordance with Section 18, which notice shall specify the purchase date (which shall not be earlier than fifteen (15) days after the giving of such notice), the purchase price and the place of payment thereof. Any such call for tenders in respect of clause (b) shall provide that the terms and conditions for such purchase shall be the same for all Notes except to the extent that the respective purchase prices differ for different Series of Notes as a result of differences in interest rates or payment or Maturity Dates. If an aggregate principal amount of the Notes is tendered in respect of clause (b) which is greater than that offered to be purchased, such tendered Notes shall be purchased on a pro rata basis in the proportion, as nearly as practicable, which the principal amount of Notes tendered by each holder bears to the principal amount of Notes tendered by all holders of Notes and, if applicable, in order of maturity to all scheduled amortizations. The Borrower will promptly cancel all Notes acquired by the Borrower or any Affiliate pursuant to any tender, redemption, payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 7.7 Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Initial Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Initial Note, the principal of such Initial Note that is to be prepaid pursuant to Section 7.2 or has become or is declared to be immediately due and payable pursuant to Section 10 of the Common Terms Agreement, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Initial Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Initial Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Initial Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Initial Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Initial Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Initial Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Initial Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Initial Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 7.2, Section 9 of the Common Terms Agreement.

“Settlement Date” means, with respect to the Called Principal of any Initial Note, the date on which such Called Principal is to be prepaid pursuant to Section 7.2 or has become or is declared to be immediately due and payable pursuant to Section 9 of the Common Terms Agreement, as the context requires.

The term “Make-Whole Amount” means, with respect to any Additional Senior Notes, an amount calculated as set forth in the Supplement pursuant to which such Additional Senior Notes are issued.

Section 7.8 Payments Due on Non-Business Days. Anything in this Agreement, the Common Terms Agreement or the Notes to the contrary notwithstanding, (a) subject to clause (b) of this Section, any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day, and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on any scheduled repayment date or the maturity date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

ARTICLE 8

AFFIRMATIVE COVENANTS

Section 8.1 Affirmative Covenants of the Borrower. The Borrower agrees with each holder of Notes that it will perform or observe (as applicable) the obligations set forth in Sections 6 and 7 of the Common Terms Agreement in accordance with the terms thereof.

Section 8.2 Ratings. The Borrower covenants that so long as any of the Notes are outstanding it shall use commercially reasonable efforts to maintain a rating (but not any particular rating) from a Rating Agency in respect of the Notes.

ARTICLE 9

NEGATIVE COVENANTS

Section 9.1 Negative Covenants of the Borrower. The Borrower agrees with each holder of the Notes that it will perform or observe (as applicable) the obligations set forth in Section 8 of the Common Terms Agreement in accordance with the terms thereof.

ARTICLE 10

EVENTS OF DEFAULT

The occurrence of any Event of Default set forth in Section 9 of the Common Terms Agreement shall constitute an “Event of Default” hereunder.

ARTICLE 11

RESCISSION

Section 11.1 Rescission. At any time after any Notes have been declared due and payable following an Event of Default under Section 9(a) of the Common Terms Agreement, the Required FRN Holders by written notice to the Borrower, may rescind and annul any such declaration and its consequences if (a) the Borrower has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) all Events of Default and Defaults, other than non-payment or amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 11.1 of the Common Terms Agreement and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Article 11 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

ARTICLE 12

REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

Section 12.1 Registration of Notes. The Borrower shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement or any other Credit Document. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Borrower shall not be affected by any notice or actual knowledge to the contrary. The Borrower shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 12.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Borrower at the address and to the attention of the designated officer (all as specified in Article 17) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten (10) Business Days thereafter, the Borrower shall execute and deliver, at the Borrower’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1, in the case of the Initial Notes, or the note form established for the applicable Series. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Borrower may require payment of a sum sufficient to cover any stamp Tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note of such Series may be in a denomination of less than $100,000. In connection with any transfer of Notes, the transferee shall enter into a Joinder substantially in the form attached to the Common Terms Agreement as Exhibit G and an accession agreement to the Intercreditor Agreement. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.2.

Section 12.3 Replacement of Notes. Upon receipt by the Borrower at the address and to the attention of the designated officer (all as specified in Article 17) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof, within ten (10) Business Days thereafter, the Borrower at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

ARTICLE 13

PAYMENT ON NOTES

Section 13.1 Place of Payment. Subject to Section 13.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in accordance with Section 13.2. The Borrower may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Borrower in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 13.2 Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 13.1 or in such Note to the contrary, the Borrower will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B hereto or applicable Supplement or by such other method or at such other address as such Purchaser shall have from time to time specified to the Borrower in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Borrower made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Borrower at its principal executive office or at the place of payment most recently designated by the Borrower pursuant to Section 13.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Borrower in exchange for a new Note pursuant to Section 12.2. The Borrower will afford the benefits of this Section 13.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 13.2.

ARTICLE 14

EXPENSES, ETC.

Section 14.1 Transaction Expenses. The Borrower shall pay the costs and expenses of and indemnify the Purchasers and Holders as and to the extent set forth in Section 11.5 of the Common Terms Agreement.

Section 14.2 Survival. The obligations of the Borrower under this Article 14 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Credit Documents, and the termination of this Agreement and the Credit Documents.

ARTICLE 15

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

All representations and warranties contained herein or in any Credit Document shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower pursuant to this Agreement and the Common Terms Agreement shall be deemed representations and warranties of the Borrower under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Credit Documents embody the entire agreement and understanding between each Purchaser and the Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.

ARTICLE 16

AMENDMENTS AND WAIVERS

Section 16.1 Requirements. Subject to Section16.4, this Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Borrower and the Required FRN Holders, and notwithstanding any provision of the Common Terms Agreement or any other Credit Document to the contrary, no consent of any other Secured Party will be required for any such amendment, waiver or modification, except that:

(a) no amendment or waiver of any of the provisions of Article 1, 2, 3, 4, 6 or 20 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of the holder of each Note at the time outstanding and affected thereby, (i) subject to the provisions of Article 10 of the Common Terms Agreement relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes or of the Make-Whole Amount in respect of the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, (iii) amend any of Article 7 hereof, this Article 16, Sections 10 and 11.14 of the Common Terms Agreement or (iv) release all or substantially all of the Collateral from the Lien of the Security Documents. Notwithstanding any provision of this Section 16.1 to the contrary, any provision of the Common Terms Agreement incorporated by reference in this Agreement and amended or waived in accordance with the terms of the Common Terms Agreement shall be deemed waived or amended for purposes of this Agreement.

Notwithstanding anything to the contrary contained herein, the Borrower may enter into any Supplement for the issuance of one or more Series of Additional Notes consistent with Section 1.2 hereof without obtaining the consent of any holder of any other Series of Notes.

Section 16.2 Solicitation of Holders of Notes.

(a) Solicitation. The Borrower will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Credit Documents. The Borrower will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Article 16 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Borrower will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of any Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any other Credit Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to the holders of each Note then outstanding even if such holder did not consent to, or have a right to consent to, such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Article 16 by a holder of a Note (other than an Affiliate of the Borrower) that has transferred or has agreed to transfer its Note to the Borrower or any Affiliate of the Borrower in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 16.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Article 16 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Borrower without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Borrower and the holder of any Note nor any delay in exercising any rights hereunder or under any Note or any Credit Document shall operate as a waiver of any rights of any holder of Notes.

Section 16.4 Notes Held by the Obligors, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Credit Documents, or have directed the taking of any action provided herein or in the Credit Documents to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any of their respective Affiliates shall be deemed not to be outstanding, other than with respect to (a) matters set forth in Sections 16.1(a) (as it relates to Articles 6 and 20) and (b)(i) and (b) matters set forth in Section 11.1(g) of the Common Terms Agreement to the extent provided therein.

ARTICLE 17

NOTICES

All notices and communications provided for hereunder shall be given or made as specified pursuant to Section 11.2 of the Common Terms Agreement.

ARTICLE 18

REPRODUCTION OF DOCUMENTS

This Agreement and all documents relating thereto (except certificates of Equity Interests in the Borrower and any other Collateral delivered to the Collateral Agent), including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Initial Purchaser at the NPA Funding Date (except the Initial Notes) and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Borrower agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Article 18 shall not prohibit the Borrower or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

ARTICLE 19

CONFIDENTIAL INFORMATION

The provisions of Section 11.14 of the Common Terms Agreement are hereby incorporated herein by reference as if fully set forth herein.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Article 19 as though it were a party to this Agreement. On reasonable request by the Borrower in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Borrower embodying the provisions of this Article 19. Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, a Purchaser may disclose to any and all persons, without limitation of any kind, the U.S. federal or state income Tax treatment and Tax Structure of the Notes and all materials of any kind (including opinions and other Tax analyses) that are provided to the Purchaser related to such Tax treatment and Tax Structure. For this purpose, “Tax Structure” means any facts relevant to the U.S. federal or state income Tax treatment of the Notes but does not include information relating to the identity of the Borrower.

ARTICLE 20

SUBSTITUTION OF PURCHASER

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Borrower, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement, the Common Terms Agreement and the other Credit Documents and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Article 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Article 20), in the Common Terms Agreement and in the other Credit Documents shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Borrower of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Article 20), in the Common Terms Agreement and in the other Credit Documents shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement, in the Common Terms Agreement and in the other Credit Documents.

ARTICLE 21

MISCELLANEOUS

Section 21.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 21.2 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 21.3 Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 21.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 21.5 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY DISPUTE OF CLAIMS ARISING IN CONNECTION THEREWITH SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 21.6 Jurisdiction and Process; Waiver of Jury Trial. The provisions of Section 11.12 of the Common Terms Agreement are hereby incorporated herein by reference as if fully set forth herein, mutatis mutandis.

Section 21.7 Counsel. The Borrower has engaged Milbank, Tweed, Hadley & McCloy LLP (“Milbank”) as legal counsel to the Borrower. Subject to any independent agreement between Milbank and any Purchaser or any Affiliate of any Purchaser, to the extent Milbank represents a Purchaser in matters unrelated to the transactions contemplated by this Agreement, such Purchaser hereby waives any conflict of interest that may exist due to Milbank’s representation of the Borrower in the transactions contemplated hereby while simultaneously representing such Purchaser in such other unrelated matters. This waiver shall be binding on any holder of the Notes. Notwithstanding the foregoing, this waiver shall not extend to any adversarial or other dispute resolution proceedings involving any Purchaser that is a Milbank client. Nothing herein is intended to modify the terms of any existing or future engagement of Milbank by any Purchaser or its Affiliate.

[Remainder of Page Intentionally Left Blank]

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Borrower, whereupon this Agreement shall become a binding agreement between you and the Borrower.

Very truly yours,

BATH COUNTY ENERGY, LLC

By:	/s/ Richard Roloff
Name: Richard Roloff
Title: Senior Vice President

Signature Page to Note Purchase Agreement (Aspen Bath)

This Agreement is hereby accepted and agreed to as of the date hereof.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By: Allianz Global Investors U.S. LLC As the authorized signatory and investment manager as Purchaser

By:	/s/ Charles J. Dudley
Name: Charles J. Dudley
Title: Managing Director

Signature Page to Note Purchase Agreement (Aspen Bath)

This Agreement is hereby accepted and agreed to as of the date hereof.

GENWORTH LIFE INSURANCE COMPANY, as Purchaser

By:	/s/ Stuart Shepetin
Name: Stuart Shepetin
Title: Investment Officer

Signature Page to Note Purchase Agreement (Aspen Bath)

This Agreement is hereby accepted and agreed to as of the date hereof.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY, as Purchaser

By:	/s/ Stuart Shepetin
Name: Stuart Shepetin
Title: Investment Officer

Signature Page to Note Purchase Agreement (Aspen Bath)

This Agreement is hereby accepted and agreed to as of the date hereof.

NATIONWIDE LIFE INSURANCE COMPANY, as Purchaser

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, as FRN Purchaser

By:	/s/ Jason M. Comisar
Name: Jason M. Comisar
Title: Authorized Signatory

Signature Page to Note Purchase Agreement (Aspen Bath)

This Agreement is hereby accepted and agreed to as of the date hereof.

PACIFIC LIFE INSURANCE COMPANY, as Purchaser

By:	/s/ Matthew A. Levene
Name: Matthew A. Levene
Title: Assistant Vice President

By:	/s/ Peter S. Fiek
Name: Peter S. Fiek
Title: Assistant Secretary

Signature Page to Note Purchase Agreement (Aspen Bath)

This Agreement is hereby accepted and agreed to as of the date hereof.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY, by AEGON USA Investment Management, LLC, its investment manager as Purchaser

By:	/s/ Frederick B. Howard
Name: Frederick B. Howard
Title: Vice President

TRANSAMERICA LIFE INSURANCE COMPANY, by AEGON USA Investment Management, LLC, its investment manager as Purchaser

By:	/s/ Frederick B. Howard
Name: Frederick B. Howard
Title: Vice President

Signature Page to Note Purchase Agreement (Aspen Bath)

This Agreement is hereby accepted and agreed to as of the date hereof.

TLIC RIVERWOOD REINSURANCE INC., by AEGON USA Investment Management, LLC, its investment manager as Purchaser

By:	/s/ Frederick B. Howard
Name: Frederick B. Howard
Title: Vice President

TLIC IRONWOOD RE CORP, by AEGON USA Investment Management, LLC, its investment manager as Purchaser

By:	/s/ Frederick B. Howard
Name: Frederick B. Howard
Title: Vice President

Signature Page to Note Purchase Agreement (Aspen Bath)

This Agreement is hereby accepted and agreed to as of the date hereof.

AMERICAN FIDELITY ASSURANCE COMPANY INVESTMENT MASTER TRUST OF EXELIS INC., as Purchasers
By: Voya Investment Management Co. LLC, as Agent

By:	/s/ Fitzhugh L. Wickham III
Name: Fitzhugh L. Wickham III
Title: Vice President

Signature Page to Note Purchase Agreement (Aspen Bath)

This Agreement is hereby accepted and agreed to as of the date hereof.

VOYA INSURANCE AND ANNUITY COMPANY

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

SECURITY LIFE OF DENVER INSURANCE COMPANY

RELIASTAR LIFE INSURANCE COMPANY

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK, as Purchasers

By: Voya Investment Management LLC, as Agent

By:	/s/ Fitzhugh L. Wickham III
Name: Fitzhugh L. Wickham III
Title: Vice President

Signature Page to Note Purchase Agreement (Aspen Bath)

This Agreement is hereby accepted and agreed to as of the date hereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, as Purchaser

By:	/s/ Joseph R. Cantey Jr.
Name: Joseph R. Cantey Jr.
Title: Senior Director

Signature Page to Note Purchase Agreement (Aspen Bath)

This Agreement is hereby accepted and agreed to as of the date hereof.

AMERICAN GENERAL LIFE INSURANCE COMPANY THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
By: AIG Asset Management (U.S.), LLC, as Investment Adviser as Purchaser

By:	/s/ John Pollock
Name: John Pollock
Title: Managing Director

Signature Page to Note Purchase Agreement (Aspen Bath)

SCHEDULE B

INFORMATION RELATING TO PURCHASERS

Initial Purchaser	Principal Amount

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Name in which Note is to be Registered: MAC & CO., LLC

Payment method: Wire transfer

Account Information:

Accompanying Information:

Name of Issuer:

_____________________________

Description of Security:$_________ Series _________ Notes, due

_________________________

PPN: [To be filled in by special counsel to investors]

Due Date and Application (as among principal, make whole and interest) of the payment being made:

Address for Notices:

Allianz Life Insurance Company of North America

c/o Allianz Global Investors U.S. LLC

Attn: Private Placements

55 Greens Farms Road

Westport, CT 06880

Phone: 203-293-1900

Email: ppt@allianzgi.com

Instructions regarding delivery of new Notes:

The Depository Trust Company

570 Washington Blvd. – 5th Flr.

Jersey City, NJ 07310

Tax ID Number:

$50,000,000.00

Schedule B – 1

AMERICAN GENERAL LIFE INSURANCE COMPANY

Name in which Note is to be registered:

HARE & CO., LLC

Payment method: Wire transfer

Account Information:

Address for Notices:

American General Life Insurance Company (886623)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: PCG Investment Portfolio Support

Email: PPGIPS@aig.com

Duplicate payment notices (only) to:

American General Life Insurance Company (886623)

c/o The Bank of New York Mellon

Attn: P & I Department

Email: aigteam@bnymellon.com

Physical delivery instructions:

DTCC

570 Washington Blvd.

Jersey City, NJ 07310

Attn: BNY Mellon / Branch Deposit Department – 5th Floor

Contact: Andre Granville

$55,000,000.00
THE VARIABLE ANNUITY LIFE INSURANCE COMPANY Name in which Note is to be registered: HARE & CO., LLC Payment method: Wire transfer	$20,000,000.00

Account Information:

Address for Notices:

The Variable Annuity Life Insurance Company (260735)

c/o AIG Asset Management

2929 Allen Parkway, A36-04

Houston, Texas 77019-2155

Attn: PCG Investment Portfolio Support

Email: PPGIPS@aig.com

Duplicate payment notices (only) to:

The Variable Annuity Life Insurance Company (260735)

c/o The Bank of New York Mellon

Attn: P & I Department

Fax: (718) 315-3076

Physical delivery instructions:

DTCC

570 Washington Blvd.

Jersey City, NJ 07310

Attn: BNY Mellon / Branch Deposit Department – 5th Floor

Contact: Andre Granville

GENWORTH LIFE INSURANCE COMPANY Name in which Note is to be registered: HARE & CO., LLC Payment method: Wire transfer Account Information: Address for Notices: Genworth Financial, Inc. Account: Genworth Life Insurance Company 3001 Summer Street, 4th Floor Stamford, CT 06905 Attn: Private Placements Telephone No: (203)708-3300 Fax No: (203)708-3308	$11,000,000.00

Physical delivery instructions: The Depository Trust Co. 570 Washington Blvd. BNY Mellon/Branch Deposit Dept. 5th Floor Jersey City, NJ 07310
GENWORTH LIFE AND ANNUITY INSURANCE COMPANY Name in which Note is to be registered: HARE & CO., LLC Payment method: Wire transfer Account Information: Address for Notices: Genworth Financial, Inc. Account: Genworth Life and Annuity Insurance Company 3001 Summer Street, 4thFloor Stamford, CT 06905 Attn: Private Placements Telephone No: (203)708-3300 Fax No: (203)708-3308 Physical delivery instructions: The Bank of New York 570 Washington Blvd. BNY Mellon/Branch Deposit Dept. 5th Floor Jersey City, NJ 07310	$4,000,000.00

NATIONWIDE LIFE INSURANCE COMPANY Name in which Note is to be registered: Nationwide Life Insurance Company	$19,000,000.00

Payment method: Wire transfer

Account Information:

Address for Notices:

Nationwide Life Insurance Company

c/o The Bank of New York Mellon

Attn: P&I Department

P.O. Box 392003

Pittsburgh, PA 15251

With a copy to:

Nationwide Life Insurance Company

Nationwide Investments – Investment Operations

One Nationwide Plaza (1-05-401)

Columbus, Ohio 43215-2220

Physical delivery instructions:

The Depository Trust Company

570 Washington Blvd – 5th floor

Jersey City, NJ 07310

Attn: BNY Mellon/Branch Deposit Department

F/A/O Nationwide Life Insurance Co.

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY Name in which Note is to be registered: Nationwide Life and Annuity Insurance Company Payment method: Wire transfer Account Information: Address for Notices: Nationwide Life and Annuity Insurance Company c/o The Bank of New York Mellon Attn: P&I Department P.O. Box 392003 Pittsburgh, PA 15251	$11,000,000.00

With a copy to:

Nationwide Life and Annuity Insurance Company

Nationwide Investments – Investment Operations

One Nationwide Plaza (1-05-401)

Columbus, Ohio 43215-2220

Physical delivery instructions:

The Depository Trust Company

570 Washington Blvd – 5th floor

Jersey City, NJ 07310

Attn: BNY Mellon/Branch Deposit Department

F/A/O Nationwide Life and Annuity Insurance Co.

PACIFIC LIFE INSURANCE COMPANY

Name in which Note is to be Registered: MAC & CO., as nominee for Pacific Life Insurance Company

Payment method: Wire transfer

Account Information:

Address for Payment Notices:

The Bank of New York Mellon

Attn: Pacific Life Accounting Team

One Mellon Bank Center – Room 1130

Pittsburgh, PA 15258-0001

And

Pacific Life Insurance Company

Attn: IM – Cash Team

700 Newport Center Drive

Newport Beach, CA 92660

Fax: 949-718-5845

Physical Delivery Instructions:

The Depository Trust Company

Attn: BNY Mellon/Branch Deposit Department

570 Washington Blvd – 5th Floor

Jersey City, NJ 07310

$35,000,000.00

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Payment method: Wire transfer through the Automated Clearing House System

Account Information:

Address for Payment Notices:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

Attention: Securities Accounting Division

Phone: (212) 916-5504

With a copy to:

JPMorgan Chase Bank, N.A.

P.O. Box 35308

Newark, New Jersey 07101

And to:

Teachers Insurance and Annuity Association of America

8500 Andrew Carnegie Boulevard

Charlotte, North Carolina 28262

Attention: Global Private Markets

Telephone:   (704) 988-1000 (General Number)

Facsimile:    (704) 988-4916

Email: TIAAPrivatePlacements@tiaainvestments.com

Address for Other Notices:

Teachers Insurance and Annuity Association of America

8500 Andrew Carnegie Boulevard

Charlotte, North Carolina 28262

Attention: Global Private Markets

Telephone:   (704) 988-1000 (General Number)

Facsimile:    (704) 988-4916

Email: TIAAPrivatePlacements@tiaainvestments.com

$30,000,000.00

Physical delivery instructions: JPMorgan Chase Bank, N.A. 4 Chase Metrotech Center 3rd Floor Brooklyn, New York 11245-0001 Attention: Physical Receive Department
VOYA INSURANCE AND ANNUITY COMPANY Payment method: Wire transfer Account Information: For scheduled principal and interest payments: For all payments other than scheduled principal and interest: Address for Notices: Voya Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Email: VoyaIMCashOperations@Voya.com Physical delivery instructions: The Depository Trust Company 570 Washington Blvd – 5th floor Jersey City, NJ 07310 Attn: BNY Mellon/Branch Deposit Department	$4,100,000.00

VOYA INSURANCE AND ANNUITY COMPANY

Payment method: Wire transfer

Account Information:

For scheduled principal and interest payments:

For all payments other than scheduled principal and interest:

Address for Notices:

Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Operations/Settlements

Email: VoyaIMCashOperations@Voya.com

With a copy to:

The Bank of New York

Insurance Trust Dept.

101 Barclay 8 West

New York, NY 10286

Attn.: Bailey Eng

Physical delivery instructions:

The Depository Trust Company
570 Washington Blvd – 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department

$3,600,000.00
SECURITY LIFE OF DENVER INSURANCE COMPANY Payment method: Wire transfer Account Information: For scheduled principal and interest payments: For all payments other than scheduled principal and interest:	$17,900,000.00

Address for Notices:

Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Operations/Settlements

Email: VoyaIMCashOperations@Voya.com

Physical delivery instructions:

The Depository Trust Company
570 Washington Blvd – 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department

RELIASTAR LIFE INSURANCE COMPANY Payment method: Wire transfer Account Information: For scheduled principal and interest payments: For all payments other than scheduled principal and interest: Address for Notices: Voya Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Email: VoyaIMCashOperations@Voya.com Physical delivery instructions: The Depository Trust Company 570 Washington Blvd – 5th floor Jersey City, NJ 07310 Attn: BNY Mellon/Branch Deposit Department	$7,500,000.00

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK Payment method: Wire transfer Account Information: For scheduled principal and interest payments: For all payments other than scheduled principal and interest: Address for Notices: Voya Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Email: VoyaIMCashOperations@Voya.com Physical delivery instructions: The Depository Trust Company 570 Washington Blvd – 5th floor Jersey City, NJ 07310 Attn: BNY Mellon/Branch Deposit Department	$300,000.00

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY Payment method: Wire transfer Account Information: For scheduled principal and interest payments: For all payments other than scheduled principal and interest:	$7,600,000.00

Address for Notices:

Voya Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn: Operations/Settlements

Email: VoyaIMCashOperations@Voya.com

Physical delivery instructions:

The Depository Trust Company
570 Washington Blvd – 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department

AMERICAN FIDELITY ASSURANCE COMPANY Payment method: Wire transfer Account Information: Address for Notices: Voya Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Email: VoyaIMCashOperations@Voya.com Physical delivery instructions: InvesTrust N.A. 5100 N. Classen Blvd. Suite 620 Oklahoma City, OK 73318 Attention: Debbie Sinard	$6,000,000.00

INVESTMENT MASTER TRUST OF EXELIS INC. Payment method: Wire transfer Account Information: Address for Notices: BNYM Mellon Asset Servicing 11486 Corporate Blvd., Suite 200 Orlando, FL 32817-8371 Attn: Operations/Settlements Email: VoyaTradeSupport@bnymellon.com Physical delivery instructions: The Northern Trust Company 50 South LaSalle Street Chicago, IL 60603 Attn: Robert Draths	$3,000,000.00
TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY Payment method: Wire transfer Account Information: Address for Notices: AEGON USA Investment Management, LLC Attn: -Privates Placements MS 5335 4333 Edgewood Road NE Cedar Rapids, IA 52499-5335 Email: privateplacements@aegonusa.com	$3,000,000.00

TRANSAMERICA LIFE INSURANCE COMPANY Payment method: Wire transfer Account Information:	$5,000,000.00

Address for Notices: AEGON USA Investment Management, LLC Attn: -Privates Placements MS 5335 4333 Edgewood Road NE Cedar Rapids, IA 52499-5335 Email: privateplacements@aegonusa.com
TLIC RIVERWOOD REINSURANCE INC Payment method: Wire transfer Account Information: Address for Notices: AEGON USA Investment Management, LLC Attn: -Privates Placements MS 5335 4333 Edgewood Road NE Cedar Rapids, IA 52499-5335 Email: privateplacements@aegonusa.com	$4,500,000.00
TLIC IRONWOOD RE CORP Payment method: Wire transfer Account Information: Address for Notices: AEGON USA Investment Management, LLC Attn: -Privates Placements MS 5335 4333 Edgewood Road NE Cedar Rapids, IA 52499-5335 Email: privateplacements@aegonusa.com	$2,500,000.00
Total:	$300,000,000.00

SCHEDULE 11

FORM OF INITIAL NOTES

BATH COUNTY ENERGY, LLC

SENIOR SECURED NOTE DUE 2033

No. [_________]	[Date]
$[____________]	PPN [_____]

FOR VALUE RECEIVED, the undersigned, BATH COUNTY ENERGY, LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [__________], or its registered assigns, the principal sum of [_________] DOLLARS (or so much thereof as shall not have been prepaid) on [___], 20332, (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the rate of (a) [_]% per annum from the date hereof, payable quarterly, on March 31, June 30, September 30 and December 31 of each year, commencing on [_____]3, until the principal hereof shall have become due and payable, and on the Maturity Date, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in New York, New York at the principal office of [__________] or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Senior Secured Notes due 2033 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of December 11, 2017 (as amended, restated, renewed, replaced, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among the Company and the Purchasers party thereto from time to time and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 19 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

[1]

The interest rate included in this Note will be 4.58%, escalated by 1 basis point for each month delay in funding for each such month from and after the fifth day of such month beginning March 5, 2018.

[2]	Fifteenth anniversary of the NPA Funding Date.
[3]	To reflect the last day of the first full calendar quarter following the NPA Funding Date.

Schedule 1 – 1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee; provided that prior to such issuance of a new Note, to the extent such transferee is not already a party to the Intercreditor Agreement, such transferee shall have duly executed and delivered an Accession Agreement as a Secured Party under the Intercreditor Agreement. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York.

Schedule 1 – 2

BATH COUNTY ENERGY, LLC

By
Name:
Title:

Schedule 1 – 3

SCHEDULE 2

FORM OF ADDITIONAL SENIOR NOTES

BATH COUNTY ENERGY, LLC

[___]% SERIES [____] SENIOR NOTE DUE [_____], 2033

No. [_________]	[Date]
$[____________]	PPN [_____]

FOR VALUE RECEIVED, the undersigned, BATH COUNTY ENERGY, LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [__________], or its registered assigns, the principal sum of [_________] DOLLARS (or so much thereof as shall not have been prepaid) on [_____], (the “Maturity Date”), with interest (computed on the basis of [_____]) on the unpaid balance hereof at the rate of (a) [_]% per annum from the date hereof, payable quarterly, on March 31, June 30, September 30 and December 31 of each year, commencing on [_____], until the principal hereof shall have become due and payable, and on the Maturity Date, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in New York, New York at the principal office of [__________] or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a [__]% Series [____] Senior Note due [_____], 2033 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of [_____], 2017 (as amended, restated, renewed, replaced, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among the Company and the Purchasers party thereto from time to time and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 19 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Schedule 3 – 1

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee; provided that prior to such issuance of a new Note, to the extent such transferee is not already a party to the Intercreditor Agreement, such transferee shall have duly executed and delivered an Accession Agreement as a Secured Party under the Intercreditor Agreement. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York.

Schedule 3 – 2

BATH COUNTY ENERGY, LLC

By
Name:
Title:

Schedule 3 – 3

SCHEDULE 3

FORM OF SUPPLEMENT

BATH COUNTY ENERGY, LLC

[________________________]

[____________________]

As of ____________, _____

To Each of the Purchasers

Named in the Supplemental

Purchaser Schedule Attached

Hereto (the “Supplemental Purchasers”)

Ladies and Gentlemen:

Reference is made to that certain Note Purchase Agreement, dated December 11, 2017, among the Company and the Purchasers named therein (as amended, restated, renewed, replaced, supplemented or otherwise modified from time to time, the “Agreement”). Terms used but not defined herein shall have the respective meanings set forth in the Agreement.

As contemplated in Section 1.2 of the Agreement, the Company agrees with you as follows:

A. Subsequent Series of Notes. The Company has authorized and will create a subsequent Series of Additional Senior Notes to be called the “Series [__] Notes.” Said Series [__] Notes will be dated the date of issue; will bear interest (computed on the basis of [__]) from such date at the rate of [__] % per annum, payable [__] in arrears on the [__]th day of [__], [__], [__]and [__] in each year (commencing on [__]), until the principal amount thereof shall become due and payable and shall bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and, to the extent permitted by law, on any overdue installment of interest at the rate specified therein after the date due for payment, whether by acceleration or otherwise, until paid; will be expressed to mature on [__]; and will be substantially in the form attached to the Agreement as Schedule 2 with the appropriate insertions to reflect the terms and provisions set forth above.

B. Purchase and Sale of Series Notes. The Company hereby agrees to sell to each Supplemental Purchaser set forth on the Supplemental Purchaser Schedule attached hereto as Schedule 1 (collectively, the “Series [__] Purchasers”) and, subject to the terms and conditions in the Agreement and herein set forth, each Series [_] Purchaser agrees to purchase from the Company the aggregate principal amount of the Series [__] Notes set opposite each Series [__] Purchaser’s name in the Supplemental Purchaser Schedule at 100% of the aggregate principal amount. The sale of the Series [__] Notes shall take place at the offices of [__],[__], at 10:00

Schedule 3 – 1

a.m. New York time, at a closing the (“Series [__] Closing”) on [__], [__], or such other date as shall be agreed upon by the Company and each Series [__] Purchaser. At the Series [__] Closing the Company will deliver to each Series [__] Purchaser one or more Series [__] Notes registered in such Series [__] Purchaser’s name (or in the name of its nominee), evidencing the aggregate principal amount of Series [__] Notes to be purchased by said Series [__] Purchaser and in the denomination or denominations specified with respect to such Series [__] Purchaser in the Supplemental Purchaser Schedule attached hereto against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account on the date of the Series ___ Closing (the “Series [__] Closing Date”) (as specified in a notice to each Series [__] Purchaser at least three Business Days prior to the Series [__] Closing Date). At or prior to the time that it purchases a Series [__] Note (including by succession or pursuant to an assignment permitted hereunder) and, so long as it remains legally eligible to do so, from time to time thereafter, each Series [__] Purchaser will duly complete and deliver to the Company (i) in the case of a Series [__] Purchaser that is not a United States person for U.S. federal income tax purposes, two copies of any U.S. Internal Revenue Service (“IRS”) Forms W-8 or W-8BEN E as applicable (or other category of Form W-8 prescribed by law and acceptable to the Company in its discretion) along with any supporting statements or additional information, in each case, that are reasonably necessary to establish the extent to which the Series [_] Purchaser is entitled to a reduction in the rate of any U.S. withholding Tax imposed with respect to payments on the Series [_] Notes and any successor or additional form required by the IRS or reasonably requested by the Company in order to evidence such Purchaser’s entitlement to such reduction or (ii) in the case of a Series [__] Purchaser that is a United States person for U.S. federal income tax purposes, an IRS Form W-9 or successor form establishing that the Series [__] Purchaser is not subject to any U.S. withholding tax (including backup withholding tax) with respect to payments on the Series [__] Notes and (iii) any other forms or information reasonably requested by the Company necessary for the Company to comply with its obligations under FATCA and to determine that such Series [_] Purchaser has complied with its obligations under FATCA or to determine the amount (if any) to deduct and withhold from any payment to such Purchaser. For the avoidance of doubt, if the Company (or any applicable withholding agent) is required by applicable law to deduct or withhold any Taxes (including under FATCA) from or with respect to a Series [_] Note or payments under such a Note, then (a) the Company (or applicable withholding agent) may make such withholding or deduction and remit such Taxes to the applicable Governmental Authority, (b) the Company shall not be obligated to indemnify the holder or beneficial owner of such Note or pay any additional amounts with respect to such withholding or deduction and (c) such withheld amounts shall be treated as paid with respect to such Note for all purposes hereunder.

C. Conditions of Series Closing. The obligation of each Series [__] Purchaser to purchase and pay for the Series [__] Notes to be purchased by such purchaser hereunder on the Series [__] Closing Date is subject to the satisfaction, on or before such Series [__] Closing Date, of the conditions set forth below.

[applicable conditions precedent to be inserted]

Schedule 3 – 2

D. Prepayments. The Series [__] Notes shall be subject to prepayment only (a) pursuant to the required prepayments, if any, specified in clause [(x)] below; and (b) pursuant to the optional prepayments permitted by Section 7.2 of the Agreement.

(x) Required Prepayments; Maturity

[to be determined]

(y) Optional and Contingent Prepayments. As provided in Section 7.2 of the Agreement.

E. Additional Provisions. [Add additional Terms and Conditions]

F. Representations and Warranties of the Transaction Obligors. The Company represents and warrants to the Purchasers that each of the representations and warranties contained in Section 5 of the Agreement is true and correct as of the date hereof (i) except that (1) all references to “Initial Purchaser” therein shall be deemed to refer to the Purchasers hereunder, (2) all references to “this Agreement” shall be deemed to refer to the Agreement as supplemented by this Supplement, (3) all references to “Initial Notes” therein shall be deemed to include the Series [_] Notes and (4) [other modifications/deletions of representations and warranties], and (ii) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Schedule [__].

G. Representations and Warranties of the Purchasers. Each Series [__] Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Agreement are true and correct on the date hereof with respect to the purchase of the Series [__] Notes by such Series [__] Purchaser. [include modifications/deletions of representations and warranties]

H. Series Notes Issued under and Pursuant to Agreement. Except as specifically provided above, the Series [__] Notes shall be deemed to be issued under, to be subject to and to have the benefit of all of the terms and provisions of the Agreement as the same may from time to time be amended and supplemented in the manner provided therein.

I. Priority of Security. Each Series [__] Note shall be deemed to be a “Note” under the Agreement and shall rank pari passu and be secured equally and ratably by the Collateral without discrimination or preference with all other Notes as if all of the Notes had been issued simultaneously.

J. Applicability of Agreement. Except as otherwise expressly provided herein (and expressly permitted by the Agreement), all of the provisions of the Agreement are incorporated by reference herein and shall apply to the Series [_] Notes as if expressly set forth in this Supplement except that all references to “Notes” therein shall be deemed to include the Series [_] Notes.

Schedule 3 – 3

The execution hereof by the Series [__] Purchasers shall constitute a contract among the Company and the Series [__] Purchasers for the uses and purposes hereinabove set forth. By their acceptance hereof, each of the Series [__] Purchasers shall also be deemed to have accepted and agreed to the terms and provisions of the Agreement, as in effect on the date hereof.

BATH COUNTY ENERGY, LLC

By:
Its:

Accepted as of

[ADD PURCHASER SIGNATURE BLOCKS]

By:
Its:

Schedule 3 – 4